EXHIBIT 16

February 7, 2005

Securities & Exchange Commission
Washington D.C. 20549

Commissioners:

We have read Temporary Financial Services, Inc.'s statements under Item 4.01 of its Form 8-KA for February 7, 2005, and we agree with such statements concerning our firm.

                                        /s/ LeMaster & Daniels, PLLC
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                                        LeMaster & Daniels, PLLC